Exhibit 4.1

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (B) IN A TRANSACTION THAT QUALIFIES AS AN EXEMPT TRANSACTION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

COMMON STOCK PURCHASE WARRANT

UNIVERSAL ELECTRONICS INC.
Issue Date: March 9, 2016 (the “Issue Date”)

THIS COMMON STOCK PURCHASE WARRANT certifies that, for value received, Comcast Corporation, a Pennsylvania corporation (“Comcast”), or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date and on or prior to the close of business on January 1, 2023 (the “Termination Date”) but not thereafter, to purchase from Universal Electronics Inc., a Delaware corporation (the “Company”), up to 725,000 shares (subject to adjustment hereunder, the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The purchase price of one Warrant Share shall be equal to the Exercise Price, as defined in Section 2(b). Comcast Cable Communications Management, LLC, a Delaware limited liability company and Affiliate (as defined below) of Comcast (“CCCM”), and the Company are party to that certain Master Product and Services Supply Agreement, dated as of December 1, 2011 (as amended from time to time, the “Master Agreement”), and this Warrant is being issued in partial consideration for the entry into, on or about the date hereof, by CCCM of one or more Product Supply Addenda to the Master Agreement (each Product Supply Addendum to the Master Agreement, whether entered into before, on or after the Issue Date, will hereinafter be referred to as a “PSA”) or an amendment to one or more existing PSAs.
As used in this Warrant, (a) an “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made; for purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise, (b) a “Business Day” means any day excluding Saturday, Sunday or any day which is a legal holiday under the laws of the State of New York or a day on which banking institutions are authorized or required by law or other governmental action to close, (c) “Capital Stock” means, with respect to any Person, (i) any capital stock of such Person, (ii) any security convertible, with or without consideration, into any capital stock of such Person, (iii) any other shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the capital stock of such Person and (iv) any other equity interest in, or right to vote generally in elections of directors or the comparable governing body of, such Person, (d) a “Person” means any individual, firm, corporation, partnership, limited liability company, trust, estate, joint venture, association, governmental authority or other entity and (e) this “Warrant” means this Warrant and all other warrants issued upon transfer, division or combination of, or in substitution for, this Warrant or such other warrants in accordance with the terms and conditions hereof.
Section 1.    Vesting. The Holder’s right to exercise this Warrant with respect to the Warrant Shares is subject to vesting as follows:
a)    During the two-year period from January 1, 2016 through December 31, 2017 (the “First Vesting Period”),
(i)    this Warrant and the Holder’s rights hereunder with respect to 100,000 Warrant Shares (subject to adjustment as set forth in this Warrant, including, without limitation, Section 3) will vest and become exercisable upon the purchase by CCCM or its Affiliates (whether pursuant to the Master Agreement, any PSA or otherwise) of goods or services from the Company or its Affiliates for an aggregate purchase price of at least $260,000,000 during the First Vesting Period;

(ii)    this Warrant and the Holder’s rights hereunder with respect to an additional 75,000 Warrant Shares (subject to adjustment as set forth in this Warrant, including, without limitation, Section 3) will vest and become exercisable upon the purchase by CCCM or its Affiliates (whether pursuant to the Master Agreement, any PSA or otherwise) of goods or services from the Company or its Affiliates for an additional aggregate purchase price of at least $40,000,000 during the First Vesting Period (i.e., a purchase price of at least $300,000,000 in the aggregate during the First Vesting Period); and
(iii)    this Warrant and the Holder’s rights hereunder with respect to an additional 75,000 Warrant Shares (subject to adjustment as set forth in this Warrant, including, without limitation, Section 3) will vest and become exercisable upon the purchase by CCCM or its Affiliates (whether pursuant to the Master Agreement, any PSA or otherwise) of goods or services from the Company or its Affiliates for an additional aggregate purchase price of at least $40,000,000 during the First Vesting Period (i.e., a purchase price of at least $340,000,000 in the aggregate during the First Vesting Period).
Any purchases by CCCM or its Affiliates of goods or services from the Company or its Affiliates for an aggregate purchase price in excess of $340,000,000 during the First Vesting Period (a “First Vesting Period Excess Purchase”) will be carried forward and credited to the Second Vesting Period as if such purchases occurred on the first day of the Second Vesting Period.
b)    During the two-year period from January 1, 2018 through December 31, 2019 (the “Second Vesting Period”),
(i)    this Warrant and the Holder’s rights hereunder with respect to 100,000 Warrant Shares (subject to adjustment as set forth in this Warrant, including, without limitation, Section 3) will vest and become exercisable upon the purchase (or deemed purchase as a result of any First Vesting Period Excess Purchase) by CCCM or its Affiliates (whether pursuant to the Master Agreement, any PSA or otherwise) of goods or services from the Company or its Affiliates for an aggregate purchase price of at least $260,000,000 during the Second Vesting Period;
(ii)    this Warrant and the Holder’s rights hereunder with respect to an additional 75,000 Warrant Shares (subject to adjustment as set forth in this Warrant, including, without limitation, Section 3) will vest and become exercisable upon the purchase (or deemed purchase as a result of any First Vesting Period Excess Purchase) by CCCM or its Affiliates (whether pursuant to the Master Agreement, any PSA or otherwise) of goods or services from the Company or its Affiliates for an additional aggregate purchase price of at least $40,000,000 during the Second Vesting Period (i.e., a purchase price of at least $300,000,000 in the aggregate during the Second Vesting Period); and
(iii)    this Warrant and the Holder’s rights hereunder with respect to an additional 75,000 Warrant Shares (subject to adjustment as set forth in this Warrant, including, without limitation, Section 3) will vest and become exercisable upon the purchase (or deemed purchase as a result of any First Vesting Period Excess Purchase) by CCCM or its Affiliates (whether pursuant to the Master Agreement, any PSA or otherwise) of goods or services from the Company or its Affiliates for an additional aggregate purchase price of at least $40,000,000 during the Second Vesting Period (i.e., a purchase price of at least $340,000,000 in the aggregate during the Second Vesting Period).
Any purchases by CCCM or its Affiliates of goods or services from the Company or its Affiliates for an aggregate purchase price in excess of $340,000,000 during the Second Vesting Period (including, for the avoidance of doubt, any portion of any First Vesting Period Excess Purchase (if any) that, by itself or together with other relevant purchases during the Second Vesting Period, exceeds $340,000,000) (a “Second Vesting Period Excess Purchase”) will be carried forward and credited to the Third Vesting Period as if such purchases occurred on the first day of the Third Vesting Period.
c)    During the two-year period from January 1, 2020 through December 31, 2021 (the “Third Vesting Period” and, together with the First Vesting Period and the Second Vesting Period, each, a “Vesting Period”),
(i)    this Warrant and the Holder’s rights hereunder with respect to 75,000 Warrant Shares (subject to adjustment as set forth in this Warrant, including, without limitation, Section 3) will vest and become exercisable upon the purchase (or deemed purchase as a result of any Second Vesting Period Excess Purchase) by CCCM or its Affiliates (whether pursuant to the Master Agreement, any PSA or otherwise) of goods or services from the Company or its Affiliates for an aggregate purchase price of at least $260,000,000 during the Third Vesting Period;
(ii)    this Warrant and the Holder’s rights hereunder with respect to an additional 75,000 Warrant Shares (subject to adjustment as set forth in this Warrant, including, without limitation, Section 3) will vest and become exercisable upon the purchase (or deemed purchase as a result of any Second Vesting Period Excess Purchase) by CCCM or its Affiliates (whether pursuant to the Master Agreement, any PSA or otherwise) of goods or services from the Company or its Affiliates for an additional aggregate purchase price of at least $40,000,000 during the Third Vesting Period (i.e., a purchase price of at least $300,000,000 in the aggregate during the Third Vesting Period); and
(iii)    this Warrant and the Holder’s rights hereunder with respect to an additional 75,000 Warrant Shares (subject to adjustment as set forth in this Warrant, including, without limitation, Section 3) will vest and become exercisable upon the purchase (or deemed purchase as a result of any Second Vesting Period Excess Purchase) by CCCM or its Affiliates (whether pursuant to the Master Agreement, any PSA or otherwise) of goods or services from the Company or its Affiliates for an additional aggregate purchase price of at least $40,000,000 during the Third Vesting Period (i.e., a purchase price of at least $340,000,000 in the aggregate during the Third Vesting Period).
d)    For purposes of determining, with respect to any vesting milestone(s) set forth in clauses (a) through (c) above (each, a “Milestone”, and any Milestone that has not been satisfied as of any specific date, an “Unsatisfied Milestone”), at which point in time CCCM or its Affiliates purchase any specific goods or services from the Company or its Affiliates, such purchases shall be deemed to have been made (i) if a legally binding purchase order for such goods or services is placed by CCCM or its Affiliates at least twelve (12) weeks before the end of any Vesting Period, at such time as such purchase order is placed by CCCM or its Affiliates or (ii) if a legally binding purchase order for such goods or services is placed by CCCM or its Affiliates less than twelve (12) weeks before the end of any Vesting Period, at such time as the Company or any of its Affiliates invoices CCCM or its Affiliates for such goods or services. For the avoidance of doubt, (x) if (1) the Company or its Affiliates deliver any goods or services to CCCM or its Affiliates and (2) CCCM or its Affiliates return any such goods or services to the Company or its Affiliates, or otherwise contest such goods or services, because they were defective or otherwise not in compliance with the Master Agreement, PSA or other agreement governing the relevant purchase, then, for purposes of this Warrant only, such return or contestation shall not affect the point in time at which such goods or services shall be deemed to have been purchased by CCCM or its Affiliates and (y) if, after placing of a legally binding purchase order or delivery, as the case may be, in any Vesting Period, the Company or its Affiliates agree to take back, in any subsequent Vesting Period, any goods or services from CCCM or its Affiliates without being obligated to do so (an “Accommodation Return”), then such Accommodation Return shall not affect the satisfaction of any Milestone(s) in any prior Vesting Period; provided, however, that in such case the next Milestone in the then current or any subsequent Vesting Period that remains an Unsatisfied Milestone, if any, shall be increased by the amount of such Accommodation Return (i.e., for such Milestone to be satisfied, CCCM or its Affiliates will have to purchase goods or services from the Company or its Affiliates in an amount equal to the sum of (1) the amount set forth in such Milestone before such increase and (2) the amount of such Accommodation Return). Notwithstanding anything herein to the contrary, to the extent, at any point in time, any Milestone is an Unsatisfied Milestone as a result, directly or indirectly, of the Company’s or its Affiliates’ failure to perform any of their respective obligations under, and in accordance with, the Master Agreement, any PSA or any other agreement governing the relevant purchase, including, without limitation, failure to timely invoice such goods or services (which failure remains uncured following any applicable cure period provided in the Master Agreement, such PSA or such other applicable agreement), then such Milestone(s) shall be deemed to have been satisfied for all purposes hereunder, and the Holder’s rights hereunder shall vest and become exercisable with respect to 100% of the Warrant Shares set forth in such Milestone(s), at such time as such Milestone(s) would have been satisfied but for such failure by the Company or its Affiliates to perform such obligations. All amounts in clauses (a) through (c) above shall be before applicable taxes.
e)    To the extent any Milestone remains an Unsatisfied Milestone at the end of the applicable Vesting Period, the Holder’s (unvested) right to exercise this Warrant with respect to the Warrant Shares set forth in such Unsatisfied Milestone will expire at the end of such Vesting Period without notice to the Holder or any other action required to be taken by the Company and will have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of expired Warrant Shares. The Holder and the Company shall maintain records showing the number of expired Warrant Shares.
Section 2.    Exercise.
a)Exercise of the purchase rights represented by this Warrant with respect to vested Warrant Shares may be made, in whole or in part, at any time or times on or after the Issue Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly completed and executed copy of a notice of exercise substantially in the form attached hereto as Exhibit A (a “Notice of Exercise”). Subject to the last sentence of Section 3(d)(i), the date on which such delivery shall have taken place (or be deemed to have taken place) shall be referred to herein as the “Exercise Date”. Each exercise of this Warrant shall be settled through Exercise for Cash or Cashless Exercise (as each such term is defined below), as elected by the Holder in its sole discretion and set forth in the Notice of Exercise. Notwithstanding anything herein to the contrary, including, without limitation, this Section 2, from and after the occurrence of a Sale, the exercise of this Warrant shall be governed by Section 3(d). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the later to occur of (i) the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full and (ii) if applicable, all of the Escrowed Proceeds (as defined below) have been released from the Escrow (as defined below), in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Business Days after the relevant event shall have occurred. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof (it being understood that, in such case, the Company shall be obligated, if requested by the Holder, to issue a new Warrant in accordance with the provisions of Section 2(e)(ii)).

b)Exercise Price. The initial exercise price per Warrant Share shall be $54.55, subject to adjustment hereunder (the “Exercise Price”).
c)Exercise for Cash. If the Holder has elected to settle the exercise of this Warrant against cash payment of the Exercise Price by the Holder (“Exercise for Cash”), then within three (3) Business Days following the Exercise Date the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer to an account or accounts designated by the Company or cashier’s check drawn on a United States bank; provided, however, in the event that the Holder has not delivered such aggregate Exercise Price within three (3) Business Days following the Exercise Date, the Company shall not be obligated to deliver such Warrant Shares hereunder until such payment is made.
d)Cashless Exercise. If the Holder has elected to settle the exercise of this Warrant, in whole or in part, by means of a “cashless exercise” (“Cashless Exercise”), then the Holder shall be entitled to receive the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) * (X)] by (A), where:
(A) = the Fair Market Value of one Warrant Share as of the Exercise Date;

(B) = the Exercise Price as of the Exercise Date; and

(X) = the number of Warrant Shares that would be issuable pursuant to the applicable Notice of Exercise in accordance with the terms of this Warrant if such exercise were by means of an Exercise for Cash rather than a Cashless Exercise.

As used in this Warrant,

“Fair Market Value”, as of any date, has a meaning determined as follows:

(i)    with respect to any equity interest (including, without limitation, a Warrant Share): (x) if the class of such equity interest is traded on a securities exchange or quoted on a Principal Market (as defined below), then the Fair Market Value thereof shall be deemed to be the average daily volume weighted average price per share of such equity interest for the ten consecutive trading days ending on the trading day immediately prior to such date (as determined by reference to the screen entitled “UEIC <Equity> AQR” reported by Bloomberg L.P., or, if such screen is no longer available, as otherwise reported by Bloomberg L.P., in each case, without regard to pre-open or after hours trading outside of any regular trading sessions for any such scheduled trading day on such trading day); or (y) if clause (x) is not applicable, then the Fair Market Value of such equity interest (including, without limitation, a Warrant Share) shall be the price that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, both having full knowledge of the relevant facts and neither of which is under any compulsion to complete the transaction, without regard for control premiums or minority or illiquidity discounts, as such price is determined in good faith by the Board of Directors of the Company (the “Board”); provided that (A) the Company shall give the Holder prompt written notice of any such determination, together with reasonable data and documentation to support such determination, and (B) if the Holder disputes the Board’s determination, it shall promptly notify the Company of such dispute, whereupon the Company shall engage a nationally recognized investment bank or other independent valuation firm reasonably acceptable to the Holder (an “Appraiser”) to determine such Fair Market Value, the cost of which Appraiser shall be borne by the Company (unless the Appraiser’s determination of the Fair Market Value is not greater than 105% percent or less than 95% percent of the Fair Market Value as determined by the Board, in which case the cost of the Appraiser shall be borne by the Holder) and the determination of such Appraiser shall be final and binding on the Company and the Holder; and

(ii)    with respect to any asset other than an equity interest, the Fair Market Value thereof shall be deemed to be the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board; provided that (A) the Company shall give the Holder prompt written notice of any such determination, together with reasonable data and documentation to support such determination), and (B) if the Holder disputes the Board’s determination, it shall promptly notify the Company of such dispute, whereupon the Company shall engage an Appraiser to determine such Fair Market Value, the cost of which Appraiser shall be borne by the Company (unless the Appraiser’s determination of the Fair Market Value is not greater than 105% percent or less than 95% percent of the Fair Market Value as determined by the Board, in which case the cost of the Appraiser shall be borne by the Holder) and the determination of such Appraiser shall be final and binding on the Company and the Holder; provided, however, that, in the case of a Sale (as defined below), the Fair Market Value of a Warrant Share as of the date of such Sale shall be equal to the sum of (A) the amount of the cash consideration, if any, that the Holder of one issued and outstanding Warrant Share would have received in exchange therefor pursuant to such Sale plus (B) the Fair Market Value (determined pursuant to clauses (i) or (ii) of this definition, as applicable) of all forms of consideration other than cash, if any, that the Holder of one issued and outstanding Warrant Share would have received in exchange therefor pursuant to such Sale.

“Principal Market” means the Nasdaq Global Select Market; provided, however, that in the event that the equity interest is not listed or traded on the Nasdaq Global Select Market, and such equity interest is principally listed or traded on the New York Stock Exchange, the NYSE MKT, the NYSE Arca, the Nasdaq Global Market, the Nasdaq Capital Market, or either one of the OTCQB or the OTCQX market places of the OTC Markets, then the “Principal Market” shall mean such other market or exchange on which the equity interest is then principally listed or traded.

e)Mechanics of Exercise.

i.Delivery of Warrant Shares Upon Exercise. Upon each exercise of this Warrant, the Company shall promptly, but in no event later than three (3) Business Days after delivery of the applicable Notice of Exercise (subject, if the Holder has elected to settle such exercise of this Warrant through Exercise for Cash, to delivery by the Holder to the Company of the aggregate Exercise Price pursuant to Section 2(c)), issue (or cause to be issued) and deliver (or cause to be delivered) to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates representing the aggregate number of Warrant Shares issuable and issued upon such exercise (which, upon the Holder’s request, will be issued in book-entry form in lieu of physical certificates) and its calculation pursuant to Section 2(d) of the number of Warrant Shares so issued, if applicable. If a physical stock certificate or certificates are so delivered, such certificate(s) shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice or otherwise. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date (with payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(v) prior to the issuance of such shares, having been paid in case the Holder has elected to settle such exercise of this Warrant through Exercise for Cash).

ii.Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant certificate, not later than the time of delivery of the certificate or certificates representing (or the book-entry of) the Warrant Shares being issued pursuant to such exercise, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexercised Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

iii.Rescission Rights. If the Company fails to issue or cause to have issued the Warrant Shares pursuant to Section 2(e)(i) within three (3) Business Days after the delivery of the applicable Notice of Exercise, then the Holder will have the right to rescind such exercise. If the Holder has elected to settle such exercise of this Warrant through Exercise for Cash, then the right of rescission of the Holder under this Section 2(e)(iii) is subject to delivery by the Holder of the aggregate Exercise Price in accordance with the terms of Section 2(c).

iv.No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment to the Holder in respect of such fraction in an amount equal to (x) such fraction multiplied by (y) the sum of (1) the Fair Market Value of one Warrant Share as of the Exercise Date less (2) the applicable Exercise Price.

v.Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue, transfer, stamp or other tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder in the Notice of Exercise; provided, however, that in the event Warrant Shares are to be issued in a name other than the name of the Holder, the Notice of

Exercise shall be accompanied by an assignment form substantially in the form attached hereto as Exhibit B duly completed and executed by the Holder, and the Company may require, as a condition to the issuance of the relevant Warrant Shares to any such Person other than the Holder, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto or evidence reasonably satisfactory to the Company that such tax has been paid. Without limiting the generality of the foregoing, the Company shall pay all fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares, if applicable.

vi.Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.    Certain Adjustments.
a)Stock Dividends, Subdivision, Combinations and Consolidations. If the Company, at any time while this Warrant is outstanding (in whole or in part): (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) or any other equity or equity equivalent securities payable in shares of Common Stock (or such other class of Capital Stock) (which, for avoidance of doubt, shall not include any shares of Common Stock (or such other class of Capital Stock) issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) into a larger number of shares or (iii) combines or consolidates (including, without limitation, by reverse stock split) outstanding shares of Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) into a smaller number of shares, then, in each case, (1) the Exercise Price shall be adjusted by multiplying (x) the Exercise Price then in effect by (y) a fraction of which the numerator shall be the number of shares of Common Stock (or such other class of Capital Stock) (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock (or such other class of Capital Stock) outstanding immediately after such event, and (2) the number of Warrant Shares the Holder shall thereafter be entitled to purchase upon exercise of this Warrant, at the Exercise Price resulting from such adjustment, shall be adjusted by multiplying (x) the number of Warrant Shares as to which this Warrant is exercisable immediately prior to such adjustment by (y) a fraction of which the numerator is the Exercise Price immediately prior to such adjustment and of which the denominator is the Exercise Price immediately following such adjustment. Any adjustment made pursuant to this Section 3(a) shall become effective as of the record date for the determination of stockholders entitled to receive such dividend or distribution or holding shares to be affected by such subdivision, combination or consolidation.

b)Reclassifications, Reorganizations, Consolidations and Mergers. In the event of (i) any capital reorganization of the Company, (ii) any reclassification or recapitalization of the stock of the Company (other than (x) a change in par value or from par value to no par value or from no par value to par value or (y) as a result of a stock dividend, subdivision, combination or consolidation of shares as to which Section 3(a) shall apply) or (iii) any consolidation or merger of the Company with or into another Person (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock or any other class of Capital Stock then issuable upon exercise of this Warrant), this Warrant shall, after such reorganization, reclassification, recapitalization, consolidation or merger, be exercisable for the kind and number of shares of stock or other securities or property (“Alternate Consideration”) of the Company or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of Warrant Shares underlying this Warrant (at the time of such reorganization, reclassification, recapitalization, consolidation or merger, but assuming the satisfaction of all vesting milestones set forth in Section 1) would have been entitled upon such reorganization, reclassification, recapitalization, consolidation or merger. In such event, the aggregate Exercise Price otherwise payable for the shares of Common Stock (or such other class of Capital Stock) issuable upon exercise of this Warrant shall be allocated among the Alternative Consideration receivable as a result of such reorganization, reclassification, recapitalization, consolidation, or merger in proportion to the respective Fair Market Values of such Alternate Consideration. If and to the extent that the holders of Common Stock (or such other class of Capital Stock) have the right to elect the kind or amount of consideration receivable upon consummation of such reorganization, reclassification, recapitalization, consolidation or merger, then the consideration that the Holder shall be entitled to receive upon exercise shall be specified by the Holder, which specification shall be made by the Holder by the later of (A) ten (10) Business Days after the Holder is provided with a final version of all material information concerning such choice as is provided to the holders of Common Stock (or such other class of Capital Stock), and (B) the last time at which the holders of Common Stock (or such other class of Capital Stock) are permitted to make their specifications known to the Company; provided, however, that if the Holder fails to make any specification within such time period, the Holder’s choice shall be deemed to be whatever choice is made by a plurality of all holders of Common Stock (or such other class of Capital Stock) that are not affiliated with the Company (or, in the case of a consolidation or merger, any other party thereto) and affirmatively make an election (or of all such holders if none of them makes an election). From and after any such reorganization, reclassification, recapitalization, consolidation or merger, all references to “Warrant Shares” herein (including, without limitation, with respect to the calculation of the amount of cash required to be deposited as Escrowed Proceeds upon a Sale) shall be deemed to refer to the Alternate Consideration to which the Holder is entitled pursuant to this Section 3(b). The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, recapitalizations, consolidations, or mergers.

c)Other Distributions. During such time as this Warrant is outstanding (in whole or in part), if the Company shall fix a record date for the making of a dividend or other distribution (or, if no record date is set, declare or make a dividend or other distribution) of securities, evidences of indebtedness, assets, cash, rights, warrants or other property to holders of shares of Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) other than any dividend or distribution referred to in Sections 3(a) or (b) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Exercise Price in effect prior to such record date (or, if no record date is set, the date of such Distribution) shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by a fraction, (i) of which the numerator is (A) the average daily volume weighted average price per share of the Common Stock (or such other Company security as is then issuable upon exercise of this Warrant) for the last trading day preceding the first date on which the Common Stock (or such other Company security as is then issuable upon exercise of this Warrant) trades regular way on the principal national securities exchange or quotation system on which the Common Stock (or such other Company security) is listed or admitted to trading without the right to receive such distribution (or if the Common Stock or such other Company securities do not trade on a national securities exchange or quotation system at such time, the Fair Market Value thereof as of the record date with respect to, or, if no record date is set, the date of, such Distribution) minus (B) the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights, warrants or other property to be so distributed in respect of one share of Common Stock (or such other Company security) and (ii) of which the denominator is such average daily volume weighted average price per share (or, if applicable, Fair Market Value) specified in the preceding clause (i)(A). The adjustment described in this clause shall be made successively whenever any such a record date is fixed or dividend or other distribution is made.

d)Sale. Notwithstanding anything herein to the contrary (including, without limitation, the provisions of Section 3(b)), if, at any time while this Warrant is outstanding (in whole or in part), any of the following occurs: (i) the consolidation or merger of the Company with or into another Person, the merger of another Person into the Company, or any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets to one or more other Person(s), in each case, in one or a series of related transactions, other than any transaction pursuant to which the holders of the Company’s Capital Stock entitled to vote generally in elections of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction in substantially the same proportions to one another as such holders of the Company’s Capital Stock held immediately before giving effect to such transaction, or (ii) the acquisition, directly or indirectly, by one or more Person(s), including, without limitation, any “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company, its wholly owned subsidiaries and its and their employee benefit plans, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) through a purchase, merger or other acquisition transaction or a series of purchases, mergers or other acquisition transactions of shares of the Capital Stock of the Company (1) entitling such Person(s) to exercise more than 50% of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors or (2) comprising more than 50% of the total equity value of the Company (each transaction described in clauses (i) or (ii) above, a “Sale”), then:

i.    Prior to such Sale, the Company shall send written notice thereof to the Holder as contemplated by Section 3(f). Subject to Section 3(d)(ii), from and after the Company’s delivery of such notice, the Holder shall be permitted to deliver a Notice of Exercise (a “Sale Notice of Exercise”) with respect to any Warrant Shares vesting as a result of such Sale pursuant to Section 3(d)(iii) (in addition to any Warrant Shares that have already vested); provided, however, that the Holder’s exercise of this Warrant pursuant to such Sale Notice of Exercise shall be conditioned upon, and shall be deemed to occur immediately prior to, consummation of the proposed Sale. The Holder may withdraw any Sale Notice of Exercise at any time prior to the occurrence of the applicable Sale. For all purposes hereunder, the “Exercise Date” of any exercise pursuant to a Sale Notice of Exercise shall be deemed to be the date of the Sale.
ii.     Any vested portion of this Warrant and the Holder’s rights hereunder that are not exercised prior to or substantially concurrently with the consummation of the Sale will no longer be exerciseable and will expire upon the consummation of the Sale without notice to the Holder or any other action required to be taken by the Company and will have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of expired Warrant Shares. The Holder and the Company shall maintain records showing the number of expired Warrant Shares.
iii.    To the extent CCCM and its Affiliates have made any First Vesting Period Excess Purchases or Second Vesting Period Excess Purchases at any time prior to the consummation of the Sale and such First Vesting Period Excess Purchases or Second Vesting Period Excess Purchases are carried forward and credited to any Vesting Period(s) that would begin after the date of the consummation of such Sale, this Warrant and the Holder’s rights hereunder shall immediately vest and become exercisable with respect to such number of Warrant Shares as would vest as a result of such First Vesting Period Excess Purchases or Second Vesting Period Excess Purchases upon the beginning of such subsequent Vesting Period(s).
iv.    If, immediately prior to the occurrence of such Sale, there are any Unsatisfied Milestones, then upon or prior to the Sale, the Company and the Holder shall enter into an escrow agreement, in form and substance reasonably satisfactory to the Company and the Holder (the “Escrow Agreement”), with a nationally recognized bank selected by the Holder (subject to the reasonable approval of the Company) as escrow agent thereunder (the “Escrow Agent”), pursuant to which, among other things, following the Sale, the Escrow Agent will hold the Escrowed Proceeds (as defined below), subject to the terms of this Warrant and the Escrow Agreement. Upon the occurrence of the Sale, (A) the Company shall cause the Escrowed Proceeds to be deposited into the Escrow Account (as defined below), pursuant to the terms of this Warrant and the Escrow Agreement, and (B) the Escrow Agent shall accept the deposit of the Escrowed Proceeds into the Escrow Account and shall administer the Escrow Account until the release of all Escrowed Proceeds to the Holder or the Company, as the case may be, in accordance with the terms of this Warrant and the Escrow Agreement. The Company shall be responsible for all fees and costs payable to the Escrow Agent under the Escrow Agreement. As used in this Warrant, (aa) “Escrowed Proceeds” means, with respect to any Sale, an amount of cash equal to (i) the total number of Warrant Shares for which this Warrant otherwise would be exercisable, assuming the satisfaction in full of all Unsatisfied Milestones, as of the date of such Sale, after giving effect to (x) the provisions of Sections 3(d)(ii) and 3(d)(iii) and (y) any adjustments theretofore made pursuant to Sections 3(a), (b) or (c), multiplied by (ii) (x) the Fair Market Value of one Warrant Share as of the date of such Sale minus (y) the Exercise Price immediately prior to such Sale (for the avoidance of doubt, in no event shall the amount of Escrowed Proceeds be less than zero dollars ($0)) and (bb) the “Escrow Account” means an account to be created pursuant to the Escrow Agreement in order to secure the Holder’s rights to exercise this Warrant for the Escrowed Proceeds, subject to the vesting milestones set forth in Section 1 and the other terms and conditions set forth herein.
v.    If, immediately prior to the occurrence of the Sale, there are any Unsatisfied Milestones, then, from and after the Sale, upon the subsequent satisfaction (if any) of each such Unsatisfied Milestone in accordance with Section 1, this Warrant shall vest, and the Holder shall become entitled to receive (and the Escrow Agent shall pay to the Holder), a portion of the initial Escrowed Proceeds equal to (i) the number of Warrant Shares for which this Warrant otherwise would have become exercisable upon satisfaction of such Unsatisfied Milestone, after giving effect to (x) the provisions of Section 3(d)(iii) and (y) any adjustments theretofore made pursuant to Sections 3(a), (b) or (c), multiplied by (ii) (x) the Fair Market Value of one Warrant Share as of the date of such Sale minus (y) the Exercise Price immediately prior to such Sale. For the avoidance of doubt, the Holder shall have no obligation to deliver the Exercise Price in exchange for any portion of the Escrowed Proceeds to which it is entitled hereunder.
vi.    If, immediately prior to the occurrence of the Sale, there are any Unsatisfied Milestones, then, from and after the Sale, if the Holder’s right to exercise this Warrant with respect to any Warrant Shares otherwise would have expired pursuant to Section 1(e), the Company shall become entitled to receive (and the Escrow Agent shall pay to the Company), a portion of the initial Escrowed Proceeds equal to (i) the number of Warrant Shares with respect to which the Holder’s right to exercise this Warrant would have so expired, after giving effect to (x) the provisions of Section 3(d)(iii) and (y) any adjustments theretofore made pursuant to Sections 3(a), (b) or (c), multiplied by (ii) (x) the Fair Market Value of a Warrant Share as of the date of such Sale minus (y) the Exercise Price immediately prior to such Sale.
vii.    From and after the occurrence of the Sale, promptly following such time as the Holder or the Company, as the case may be, shall become entitled to receive any portion of the Escrow Proceeds pursuant to Section 3(d)(v) or (vi), as the case may be, and the other terms of this Warrant, the Company and the Holder shall give the Escrow Agent joint written notice to release such portion of the Escrowed Proceeds (including any interest or other amount earned thereon) to the Holder or the Company, as the case may be, and such notice shall contain instructions from the Holder or the Company, as the case may be, as to the delivery of such portion of the Escrowed Proceeds.
viii.    For the avoidance of doubt, upon the occurrence of a Sale, if the Company is not the surviving entity in such Sale, then the entity suriviving such Sale (the “Successor Entity”) shall succeed to, and be substituted for, the Company (so that from and after the date of the Sale, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and the Successor Entity may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.
e)Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock (or such other Company security as is then issuable upon exercise of this Warrant) deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (or such other Company security) (excluding treasury shares, if any) issued and outstanding on such date.

f)Notice to Holder.

i.Adjustment to Terms of Warrant. Whenever any of the terms of this Warrant are adjusted pursuant to any provision of this Section 3 or any other applicable provision hereof, the Company shall promptly mail to the Holder a notice signed by a duly authorized officer of the Company and setting forth (1) the Exercise Price, number of Warrant Shares and, if applicable, the kind and amount of Alternate Consideration purchasable hereunder after such adjustment and (2) the facts requiring such adjustment in reasonable detail.

ii.Notice to Allow Exercise by Holder. If, during the period in which this Warrant is outstanding (in whole or in part) any of the following occurs: (A) the Company shall declare, or shall take record of holders for the purpose of determining their entitlement to receive, a dividend (or any other distribution in whatever form) on the Common Stock or any other Company security then issuable upon the exercise of this Warrant, (B) the Company shall declare, or shall take record of such holders for the purpose of determining their entitlement to receive, a special nonrecurring cash dividend on the Common Stock or any other Company security then issuable upon the exercise of this Warrant, (C) the Company shall authorize the granting to holders of the Common Stock, or any other Company security then issuable upon the exercise of this Warrant, of any rights or warrants to subscribe for, purchase, receive or otherwise acquire any shares of Capital Stock of any class of the Company or any of its subsidiaries or any option, warrant or security convertible into or exchangeable therefore, (D) any reduction in the number of outstanding shares of its Common Stock or any other Company security then issuable upon exercise of this Warrant, whether as a result of repurchases by the Company or otherwise, (E) any Sale or any other capital reorganization of the Company, reclassification or recapitalization of the Common Stock or any other Company security then issuable upon the exercise of this Warrant, consolidation or merger to which the Company is a party or compulsory share exchange whereby the Common Stock or any other Company security then issuable upon the exercise of this Warrant is converted into other securities, cash or property, in each case, in any one transaction or series of related transactions, or (F) any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall mail or cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least ten (10) Business Days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, warrants, options, convertible securities, reduction, Sale or other capital reorganization, reclassification, recapitalization, consolidation, merger or compulsory share exchange or, if a record is not to be taken, the date as of which the holders of the Common Stock, or any other Company security then issuable upon exercise of this Warrant, of record to be entitled or subject to such dividend, distributions, rights, warrants, options, convertible securities, reduction, Sale or other capital reorganization, reclassification, recapitalization, consolidation, merger or compulsory share exchange are to be determined, (y) the date on which such dividend, distribution, rights, warrants, options, convertible securities, reduction, Sale or other capital reorganization, reclassification, recapitalization, consolidation, merger, compulsory share exchange, dissolution, liquidation or winding up is expected to become effective or close, and (z) the date as of which it is expected that holders of the Common Stock, or any other Company security then issuable upon exercise of this Warrant, of record shall be entitled to exchange their shares of the Common Stock or any other Company security then issuable upon exercise of this Warrant for securities, cash or other property deliverable upon such dividend, distribution, rights, warrants, options, convertible securities, reduction, Sale or other capital reorganization, reclassification, recapitalization, consolidation, merger, compulsory share exchange, dissolution, liquidation or winding up; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Exercise Price and the number and kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of this Warrant. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the subsidiaries, the Company shall simultaneously file such notice with the Securities and Exchange Commission (the “SEC”) pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

g)Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action that would require an adjustment pursuant to this Section 3, the Company shall take any and all actions that may be necessary, including, without limitation, obtaining regulatory, the NASDAQ Stock Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and non-assessable all Warrant Shares and, as applicable, all Alternate Consideration that the Holder is entitled to receive upon exercise of this Warrant.

Section 4.    Transfer of Warrant and Warrant Shares.
a)Restrictive Legend.    The Warrant Shares (unless and until registered under the Securities Act of 1933, as amended (the “Securities Act”) or transferred pursuant to Rule 144 promulgated under the Securities Act, or any successor rule or regulation hereafter adopted by the SEC, as such rule may be amended from time to time (“Rule 144”)) will be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (B) IN A TRANSACTION THAT QUALIFIES AS AN EXEMPT TRANSACTION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
b)Transferability.

i.    The Holder shall not sell, assign, transfer, pledge or dispose of any portion of this Warrant, by operation of law or otherwise, without the prior written consent of the Company, other than (i) to any Affiliate of the Holder, so long as such Affiliate consents in writing to be bound by the terms and conditions of this Warrant, or (ii) in connection with a Strategic Transaction. As used herein, a “Strategic Transaction” means any transaction or series of related transactions if the Fair Market Value of the unvested portion of this Warrant sold, assigned, transferred, pledged or disposed of in connection with such transaction(s) constitutes less than 30% of the aggregate value of such transaction(s). For the avoidance of doubt, in no event shall any transactions in the securities of Comcast (or any successor publicly-held parent company of the Holder) constitute a sale, assignment, transfer, pledge or disposition of all or any portion of this Warrant.
ii.    The Holder shall be permitted to sell, assign, transfer, pledge or dispose of all or any portion of the Warrant Shares received upon exercise of this Warrant to any Person at any time, provided that any such sale, assignment, transfer, pledge or disposition is effected in accordance with applicable law (including, without limitation, the Securities Act).
iii.    Promptly following the sale, assignment, transfer, pledge or disposition of all or a portion of this Warrant in accordance herewith, the Holder shall surrender this Warrant to the Company, together with written notice of (1) the name, address, telephone number and facsimile number of the transferee and (2) the portion of this Warrant so transferred (designated by the number of Warrant Shares underlying such portion of this Warrant). Promptly following delivery by the Holder of such notice, the Company shall promptly (A) deliver to the designated transferee a new Warrant evidencing the rights of such transferee to purchase the Warrant Shares in the denominations as set forth in such notice, (B) if applicable, deliver to the Holder a new Warrant evidencing the balance of this Warrant not assigned by the Holder, and (C) register on the Warrant Register (as defined below) such transfer. Such new Warrants shall in all other respects be identical to this Warrant. All or any portion of this Warrant, if properly assigned in compliance with this Section 4, may be exercised by the new Holder for the purchase of Warrant Shares without having a new Warrant issued.
iv.    Unless a Sale has occurred, the Company covenants that it will use its reasonable best efforts to file timely all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Holder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use its reasonable best efforts to take such further action as a Holder may reasonably request, in each case, to the extent required from time to time to enable the Holder to, if permitted by the terms of this Warrant, sell this Warrant and/or the Warrant Shares without registration under the Securities Act within the limitations of the exemptions provided by Rule 144. Upon the written request of the Holder, the Company will deliver to such Holder a written statement that it has complied with such requirements.
c)Registration Rights; Warrant Register.

i.    All Warrant Shares issuable upon exercise of this Warrant will be Registrable Securities (as defined in the Registration Rights Agreement (as defined below)) under the Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Holder (the “Registration Rights Agreement”).
ii.    The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”) in the name of the record Holder hereof from time to time. Absent manifest error or actual notice to the contrary, the Company may deem and treat the Holder of this Warrant so registered as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes.
Section 5.    Company Representations, Warranties and Covenants.
a)The Company hereby represents and warrants to the Holder that, as of the Issue Date:

i.    Organization, Good Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Except as would not reasonably be expected to have a Material Adverse Effect (as defined below), each of the Company’s subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company and each of its subsidiaries has all requisite power and authority to carry on its business as now conducted and as presently proposed to be conducted, except for any failure of any subsidiaries to have such power and authority as would not reasonably be expected to have a Material Adverse Effect. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Warrant and the Registration Rights Agreement. The Company and each of its subsidiaries is duly qualified to transact business as a foreign organization and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Warrant, a “Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, financial condition, property, results of operations or prospects of the Company and its subsidiaries taken as a whole.
ii.    Authorization. All corporate action on the part of the Company (including, without limitation, its Board, officers and stockholders) necessary to authorize the execution, delivery and performance of this Warrant and the Registration Rights Agreement by the Company has been taken. This Warrant and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (2) as limited by public policy, and (3) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
iii.    Valid Issuance of Shares. The Warrant Shares have been duly reserved for issuance and, upon issuance in accordance with the terms of this Warrant, will be duly authorized, validly issued, fully paid and nonassessable and issued free and clear of any lien, encumbrance, security interest, pledge, mortgage, hypothecation, charge, adverse claim, title retention agreement of any nature or kind, or other encumbrance (except any applicable securities law restrictions). The offer, sale and issuance of this Warrant and the issuance of the Warrant Shares upon exercise hereof (1) are not subject to and will not give rise to any preemptive rights or rights of first refusal with respect thereto and (2) are and will be in compliance with all applicable federal and state securities laws, assuming the representations and warranties of the Holder as set forth in Section 6, in the case of this Warrant, or in the applicable Notice of Exercise, in the case of the Warrant Shares, are true and correct when given.
iv.    Governmental Consents and Filings. Except for applicable filings with or notices to the NASDAQ Stock Market and applicable reporting obligations under the Exchange Act, no consent, approval, order, waiver, exemption or authorization of, registration, declaration, filing or qualification with, certification, notice, application or report to, or expiration of any waiting period applicable to, any governmental authority, self-regulatory organization or any other third party is required on the part of the Company in connection with the execution and delivery of this Warrant and the Registration Rights Agreement or the offer, sale and issuance of this Warrant or the issuance of the Warrant Shares upon exercise hereof.
v.    Compliance with Laws and Other Instruments. Neither the Company nor any of its subsidiaries is in violation of or default under, and from December 31, 2014 through the Issue Date has not received any notices of violation or default with respect to, (A) any provisions of its certificate of incorporation, bylaws or other organizational documents, (B) any instrument, judgment, order, writ or decree of any court or governmental authority applicable to the Company or any of its subsidiaries, or (C) any note, indenture, mortgage, lease, agreement, instrument or other contract to which it is a party or by which it is bound, except in the case of clauses (B) and (C) for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, and the operation of the Company’s and its subsidiaries’ businesses as now conducted does not violate, any provision of any federal, state, local or foreign law, statute, rule or regulation applicable to the Company or its subsidiaries, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Warrant and the Registration Rights Agreement by the Company and the offer, sale and issuance of this Warrant and the issuance of the Warrant Shares upon exercise hereof do not and will not conflict with, result in a violation of or default under (with or without the passage of time and/or the giving of notice), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, (1) any provisions of the Company’s or any of its subsidiaries’ certificate of incorporation, bylaws or other organizational documents, (2) any instrument, judgment, order, writ or decree of any court or governmental authority applicable to the Company or any of its subsidiaries, or (3) any note, indenture, mortgage, lease, agreement, instrument or other contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, except in the case of clauses (2) and (3) for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.
vi.    SEC Documents; Company Stock Exchange Listing. The Company is current in its obligations to file and furnish all periodic reports with the SEC required to be filed or furnished by it under the Exchange Act and any applicable rules and regulations promulgated thereunder. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and any other reports, proxy statements and information the Company filed with or furnished to the SEC since December 31, 2014 (the “SEC Documents”), at the time of their filing or being furnished, (A) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act and the respective rules and regulations promulgated thereunder. The financial statements of the Company (whether audited or unaudited and including any notes thereto or schedules included therein) included in the SEC Documents (the “Company Financial Statements”) (A) at the time of their filing or being furnished, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (B) were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any Company Financial Statements filed on Form 10-Q), and (C) fairly presented in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. The Company is in compliance in all material respects with the applicable listing rules of the NASDAQ Stock Market and has not received any written notice from the NASDAQ Stock Market asserting any material non-compliance with such rules. Since the date of the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, there has not been any event, change, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

vii.    Capitalization. The authorized and outstanding Capital Stock of the Company consists solely of (1) 50,000,000 shares of Common Stock, of which 14,382,360 were issued and outstanding, and (2) 5,000,000 shares of preferred stock, par value $0.01, of which zero (0) were issued and outstanding. All outstanding shares of the Company’s Capital Stock are duly authorized, validly issued, fully paid and non-assessable. Except for 556,736 shares of Common Stock reserved and not granted for issuance to employees and outside directors under existing benefit plans disclosed in the SEC Documents filed publicly with the SEC prior to the Issue Date, there are no (A) securities convertible into or exchangeable or exercisable for shares of the Company’s Capital Stock, (B) subscriptions, options, warrants, calls, rights, convertible securities or other contracts, agreements or commitments of any kind or character obligating the Company to issue, transfer or sell any of its Capital Stock, or (C) any equity equivalents or any agreements, arrangements or understandings granting any Person any rights in the Company similar to Capital Stock. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of the Company’s Capital Stock. There are 239,232 outstanding and unvested restricted stock units granted by the Company.
viii.    FCC Licenses. Neither the Company nor any its subsidiaries holds any licenses issued by, or is registered with, the Federal Communications Commission (the “FCC”).
ix.    Litigation. There is no action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation pending or, to the Company’s knowledge, currently threatened before any court, arbitrator, mediator or governmental agency or instrumentality against the Company, any of its subsidiaries or any officer or director of the Company or any of its subsidiaries: (1) that questions the validity of this Warrant or the Registration Rights Agreement or the right of the Company to enter into either of them; or (2) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
b)Certain Covenants. The Company shall provide notice to the Holder promptly upon the occurrence of any of the following events: (i) the aggregate number of issued and outstanding shares of Common Stock or the aggregate number of any other class of the Company’s shares of Capital Stock decreases at any time after the Issue Date (and such notice shall indicate the aggregate number of issued and outstanding shares of Common Stock, and the aggregate number of shares of Common Stock into or for which such any such other class of the Company’ shares of Capital Stock are convertible or exchangeable, immediately after such decrease), other than decreases due to (1) purchases pursuant to the Company’s stock buy-back program as authorized from time to time by the Board, or (2) shares used to pay taxes in accordance with the Company’s stock incentive programs, and (ii) the Company or any of its subsidiaries is issued any license from, or registers with, the FCC at any time after the Issue Date. In addition, the Company shall provide to the Holder at least quarterly, and at any time upon request by the Holder, (1) the then current number of issued and outstanding shares of Common Stock, (2) the then current number of the issued and outstanding shares of any other class of the Company’ shares of Capital Stock and (3) the then current number of shares of Common Stock into or for which any such other class of the Company’ shares of Capital Stock are convertible or exchangeable.

Section 6    Holder Representations and Warranties. The Holder hereby represents and warrants to the Company that, as of the Issue date:
a)     Experience; Accredited Investor Status. The Holder (i) is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, (ii) is capable of evaluating the merits and risks of an investment in the Company, (iii) has the capacity to protect its own interests, and (iv) has the financial ability to bear the economic risk of an investment in the Company.
b)    Investment. The Holder has not been formed solely for the purpose of acquiring this Warrant and is acquiring this Warrant for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. It understands that this Warrant has not been registered under the Securities Act or applicable state and other securities laws and is being issued by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein.
c)    Transfer Restrictions. The Holder acknowledges and understands that (i) transfers of this Warrant are subject to transfer restrictions contained herein and under the federal securities laws and (ii) it may have to hold this Warrant indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.

Section 7    No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant and (b) use its commercially reasonable efforts to obtain, make or file (as applicable) any consents, approvals, orders, waivers, exemptions, authorizations, registrations, declarations, filings, qualifications, certifications, notices, applications, reports or waiting period expirations from, to or with any regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.
Section 8    Miscellaneous.
a)Survival. The provisions of Sections 4 and 5(b) shall survive any exercise of this Warrant with respect to the Warrant Shares issued upon such exercise.

b)No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d).

c)Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon delivery by the Holder to the Company of (a) notice of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares and (b) in the case of loss, theft or destruction, an indemnity agreement in a form and amount reasonably satisfactory to the Company or, in the case of mutilation, surrender of the mutilated Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate of like tenor and, in the case of a new Warrant, dated as of the Issue Date or, in the case of a new stock certificate, dated as of the date of cancellation of such stock certificate, in lieu of such Warrant or stock certificate.

d)Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

e)Authorized Shares. The Company covenants that, during the period this Warrant is exercisable (in whole or in part), it will reserve from its authorized and unissued Common Stock and, as applicable, Alternate Consideration, a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock and, as applicable, Alternate Consideration, may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and full payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable, not subject to any preemptive rights and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

f)Governing Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS WARRANT.

g)Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

h)Notices. All notices and other communications from the Company to the Holder of this Warrant shall be in writing and sufficiently made if sent by nationally recognized overnight courier (with tracking capability) or personal delivery to the mailing address, or by facsimile (with confirmation of receipt) to the facsimile number, of the Holder appearing on the books of the Company maintained for such purpose (as changed by the Holder from time to time by notice to the Company in accordance with the provisions of this Section 8(h)). All notices and other communications from the Holder of this Warrant to the Company, including, without limitation, any Notice of Exercise, shall be in writing and sufficiently made if sent by nationally recognized overnight courier (with tracking capability), personal delivery or e-mail to the following mailing address or e-mail address (as changed by the Company from time to time by notice to the Holder in accordance with the provisions of this Section 8(h)):

Universal Electronics Inc.
201 E. Sandpointe Avenue, Suite 800
Santa Ana, California 92707
Attn.: Bryan M. Hackworth, Sr. VP and CFO
E-mail: bhackworth@uei.com
With a copy to:

Universal Electronics Inc.
201 E. Sandpointe Avenue, Suite 800
Santa Ana, California 92707
Attn.: Legal Department
E-mail: Legal@uei.com

Each such notice or other communication shall be effective (A) if personally delivered, on the date of such delivery, (B) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received, (C) if delivered by an internationally-recognized overnight courier, with receipt signature waived by the sender, on the next Business Day after the date when sent, (D) if delivered by registered or certified mail, with receipt signature waived by the sender, three (3) Business Days after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, or (E) if sent by e-mail, the date sent (unless, in the case of delivery by e-mail, the sender receives an automatic error message from the server of the intended recipient indicating that the applicable notice or communication has not been received by such intended recipient or delivery thereof is delayed for any reason whatsoever).
i)Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock (or, as applicable, Alternate Consideration) or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
j)Successors and Assigns. The rights and obligations of the Company set forth herein may not be assigned or delegated by the Company (other than in the case of an assignment by operation of law) without the prior written consent of the Holder. Subject to the restrictions on transferability set forth in Section 4 hereof, the rights and obligations of the Holder set forth herein may be assigned or delegated by the Holder without the prior written consent of the Company. Subject to the foregoing, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and all holders of Warrant Shares issued upon the exercise hereof (including transferees), and shall be enforceable by the Holder and such holder(s) of Warrant Shares.

k)Amendment. This Warrant may be modified or amended or the provisions hereof waived only an instrument in writing signed by the party against which enforcement of the modification, amendment or waiver is sought.

l)Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

m)Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signatures Contained on the Following Page]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the Issue Date.

UNIVERSAL ELECTRONICS INC.

/s/ Bryan M. Hackworth
Bryan M. Hackworth
Senior Vice President and Chief Financial Officer

EXHIBIT A

NOTICE OF EXERCISE

To:    UNIVERSAL ELECTRONICS INC.

Reference is made to that certain Common Stock Purchase Warrant (the “Warrant”) issued by Universal Electronics Inc. (the “Company”) on March 9, 2016. Capitalized terms used but not otherwise defined herein shall the respective meanings give thereto in the Warrant.

(1)The undersigned Holder of the Warrant hereby elects to exercise the Warrant [(which is attached hereto) in full] [for ______ Warrant Shares], as follows:

☐    by Exercise for Cash, subject to delivery of the aggregate Exercise Price for the Warrant Shares as to which the Warrant is so exercised, or

☐    by Cashless Exercise,

and the undersigned Holder hereby instructs the Company to issue the applicable number of Warrant Shares in the name of ______________, with delivery [of physical certificates for such Warrant Shares in these denominations _________________ to the following address: _____________________] [of such Warrant Shares via book-entry with the Company’s transfer agent]

(2)The undersigned Holder hereby represents and warrants to the Company that, as of the date hereof:
a)    Experience; Accredited Investor Status. The Holder (i) is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, (ii) is capable of evaluating the merits and risks of its investment in the Company, (iii) has the capacity to protect its own interests, and (iii) has the financial ability to bear the economic risk of its investment in the Company.
b)    Company Information. The Holder has been provided access to all information regarding the business and financial condition of the Company, its expected plans for future business activities, material contracts, intellectual property, and the merits and risks of its purchase of the Warrants Shares, which it has requested or otherwise needs to evaluate an investment in the Warrant Shares. It has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. It has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment and all such questions have been answered to its satisfaction.
c)    Investment. The Holder has not been formed solely for the purpose of making this investment and is acquiring the Warrant Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. It understands that the Warrant Shares have not been registered under the Securities Act or applicable state and other securities laws and are being issued by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein.
d)    Transfer Restrictions. The Holder acknowledges and understands that (i) transfers of the Warrant Shares are subject to transfer restrictions under the federal securities laws and (ii) it may have to bear the economic risk of this investment for an indefinite period of time unless the Warrant Shares are subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.

Name of Registered Owner:
Signature of Authorized Signatory of Registered Owner:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)
FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Dated: _______________ __, ______
Holder’s Signature:
Holder’s Address: